Exhibit 99.1

CONFERENCE CALL TRANSCRIPT
SAIA – Q1 EARNINGS CONFERENCE CALL EVENT
DATE/TIME: APRIL 24, 2009/11:00 AM ET

Operator

Good morning. My name is Cheri and I will be your conference operator today. At this time, I would like to welcome everyone to the first quarter 2009 earnings release conference call. All lines have been placed on mute to prevent any background noise. After the speaker’s remarks, there will be a question-and-answer session. (Operator Instructions). At this time, I will turn the call over to Ms. Renée McKenzie. You may begin your conference.

Renée McKenzie - Saia Inc. — Treasurer

Thank you, Cheri. Good morning. Welcome to Saia’s first-quarter 2009 earnings call. Hosting our call this morning are Rick O’Dell, Saia’s President and Chief Executive Officer, and Jim Darby, our Vice President of Finance and Chief Financial Officer.

Before we begin, you should know that during this call, we may make some forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and all other statements that might be made on this call that are not historical facts, are subject to a number of risks and uncertainties, and actual results may differ materially. We refer you to our recent press release and our most recent SEC filings for more information on the exact risk factors that could cause actual results to differ.

Now, I’d like to turn the call over to Rick O’Dell.

Rick O’Dell — Saia, Inc. — President and CEO

Thank you for joining us this morning. Saia’s first-quarter revenue from continuing operations of $206 million was a decrease of 17% over the prior-year quarter. Our operating loss was $7.5 million, and I believe the first quarter 2009 reflects the extremely difficult economic conditions with a weak freight environment driving increasing pricing pressure.

A few key points for the quarter also include our operating ratio deteriorated to 103.6 from 99.2. LTL tonnage per workday declined 7.2% from the prior-year. LTL shipments per workday were 4.8% lower and LTL yield was down 8.9%, primarily due to the decline in fuel surcharges.

I’m disappointed with the start of the 2009 year. Saia, along with the peers in our industry, continue to address a very difficult economic environment with lethargic U.S. growth due to persistent housing and credit concerns.

Margins during the quarter were challenged by lower tonnage, higher operating costs, and a particularly challenging pricing environment.

Even with this difficult economic and operating environment, we believe there are positive indications that Saia is moving in the right direction. Some of our top-line successes include the synergy revenue from the Clark Brothers acquisition in 2004. It continues to grow and now exceeds $135 million on an annualized run-rate.

Two years after they were integrated, synergy revenue from the Connection and Madison acquisitions is now at an annualized run-rate of about $85 million.

Our service is best in class with our on-time delivery of 97.4%. In February, we opened a new terminal in Effingham, Illinois, because of growth in the area and to better service our customer base. We continue to have solid success with our industry-leading Xtreme Guarantee product.

Our primary goal remains to build density and improve performance in our current geography. We believe this can be accomplished through a strategy to increase productivity, enhance automation, and target marketing efforts while focusing on cost initiatives to improve our operating ratio and prudently manage yield.

Our continued investment in sales resources, which are up 4% from last year, is also a key initiative to support our goal of building this density.

While cost-reduction achievements have been inadequate to overcome the environment, they have been significant. We streamlined our management structure by eliminating one division and four regions. Our headcount was reduced 11% from the prior year.

We improved productivity in all categories — city, dock, office, and load average. Our terminal labor costs improved by 5% per freight bill, and our preventable accident frequency improved by 17%, and our lost time injuries improved by 40%.

Despite the environment, we continue to invest in technology and engineered process projects. We implemented our wireless P&D and computer-aided dispatch application at 12 additional terminals during the quarter, which allows us to increase our efficiency and provide to customers 100% real-time delivery information.

We are advancing the major industrial engineering projects that we outlined on our fourth quarter call, which target $8 million to $10 million in annualized savings.

Unfortunately, the significant efforts placed into achieving these savings have been inadequate to offset lower tonnage, higher pricing pressure, and the fixed costs of servicing our network. We will continue to combat the current environment with a targeted sales and marketing programs, and by pursuing aggressive cost reductions.

As outlined above, our execution is solid on a number of fronts, which should allow us to manage successfully through these difficult times. We also continue to focus on prudent balance sheet management and we reduced debt by $20 million during the quarter.

Now I would like to have Jim Darby review our first-quarter results.

Jim Darby - Saia, Inc. — VP-Finance and CFO

Thanks, Rick, and good morning, everyone. For the first quarter, net loss per share was $0.47. This compares to a net loss of $0.06 per share in the prior-year quarter.

Our results included revenues of $206.1 million with an operating loss of $7.5 million.

First-quarter margins declined primarily due to an unprecedented reduction in tonnage and increasing pricing pressure, which more than offset the decline in fuel costs and benefits from recent expense-reduction initiatives, as Rick previously covered.

The LTL yield for the first quarter of 2009 was impacted by fuel surcharge, which was significantly below first quarter of 2008 and down from fourth quarter as well. Fuel expense was impacted in the quarter by declining cost per gallon and fewer miles.

We implemented our annual general rate increase in February at 4.9%. This affects approximately 30% of our revenue.

However, as the economic softness has continued and our customers are coming under increasing pressure to decrease their operating expenses, contract renewals have become more difficult.

We have taken certain actions to reduce expenses and strengthen Saia’s financial position in response to the continued deterioration of volumes and yield due to the economy. These measures included suspending the 401(k) match, which was effective in February. In March, Saia took a 3% reduction in force to align our expenses with an additional step-down in volume.

Subsequently, the Company implemented a reduction in compensation equal to 10% of salary for the leadership team and a 5% wage reduction for hourly, line haul, and salaried employees in operations, maintenance, and administration in April. Estimated annualized savings from the 401(k) match is $6 million, and $18 million from the compensation and wage reduction.

Our effective tax rate for the quarter was 39%. We project our consolidated effective tax rate to be approximately 40% for 2009.

On March 31, 2009, debt was $116.3 million. Net of the Company’s $12 million cash balance, Saia’s net debt to capital was 37%. This compares to total debt of $136.4 million at December 31, 2008.

Our consolidated net capital expenditures for the first three months of 2009 were $2 million, compared to $13 million in the prior-year quarter. As we manage for cash flow, the amount of our estimated 2009 capital expenditures is $10 million.

Obviously, the reduced level of capital expenditures for 2009 is due to the uncertain economic environment, but is adequate to support our long-term goals and ongoing investments in technology and engineered processes. The amount of capital expenditures for revenue equipment will be re-evaluated should tonnage improve.

Now I would like to turn the call back to Rick.

Rick O’Dell — Saia, Inc. — President and CEO

Thanks, Jim. I’m clearly not satisfied with the quarter’s results. However, there were bright spots with strong service performance, improved productivity, and a solid safety result. I’m proud of the way our team has pulled together to counter the difficulties faced by Saia and the entire industry. We believe this consistent improvement in core performance metrics will pay dividends when the economic environment improves.

Moving forward, Saia remains committed to managing through these difficult times with a relentless focus on our strategy of building density in our network, customer satisfaction, engineered process improvements, and prudent balance sheet management to achieve long-term benefits for our customers and our shareholders.

I will now open the lines up for your questions. Operator?

Operator

(Operator Instructions). David Ross, Stifel Nicolaus.

David Ross - Stifel Nicolaus — Analyst

Good morning, everyone. First question: Rick, could you just talk a little bit about how tonnage trended through the quarter? We’ve heard, I guess, different things on different calls, and where you are in April off of March’s base?

Rick O’Dell — Saia, Inc. — President and CEO

Sure. Jim, you want to cover that?

Jim Darby - Saia, Inc. — VP-Finance and CFO

Sure. I’ll cover that. David, we had a couple of days during the quarter difference due to Good Friday being in March last year and not in this year, and the way the year started off with the poor day.

But I can give you what the adjusted run-rates are on a per-day basis that we saw through the quarter. I take those days out. What we saw in January was about — down — this is LTL tonnage, down 6.5%. February was down 7.3%. And March was down right at 7%.

And you’ll recall we were coming off fourth quarter, and in December, we were down 5%. So it did step down, as you can see, in January and in February and in March.

David Ross - Stifel Nicolaus — Analyst

This is a year-over-year count?

Jim Darby - Saia, Inc. — VP-Finance and CFO

Yes. Those are year-over-year comps for LTL, David. And so far in April, I don’t think we’ve seen anything really encouraging. It’s somewhat running at about the same rate.

David Ross - Stifel Nicolaus — Analyst

Okay. So 7%-ish.

Jim Darby - Saia, Inc. — VP-Finance and CFO

Yes.

David Ross - Stifel Nicolaus — Analyst

And then, on the cost side, I guess the $8 million to $10 million in annual savings that you are looking for from the industrial engineering projects, where are you in that line? Should that — half that be realized this year? Maybe a quarter of that? All of that?

Rick O’Dell — Saia, Inc. — President and CEO

We would expect it to pretty much be on a run-rate by the fourth quarter. But there are projects that started this year. There was minimal benefit in the first quarter. Maybe only about $300,000 is our estimate.

And again, the projects will kind of progress through the year. Most of them — should be in and fully implemented as we go into the fourth quarter.

David Ross - Stifel Nicolaus — Analyst

Okay, and then, with the numbers you gave for the 401(k) match savings and the wage reduction savings, $6 million and $18 million, respectively, are those annualized savings or what you expect from the remainder of 2009 from, I guess, when they were implemented in February and April?

Rick O’Dell — Saia, Inc. — President and CEO

Yes, those are annualized.

David Ross - Stifel Nicolaus — Analyst

And is there a timetable on either of those, you know, 401(k) match through the end of this year, then you will bring it back, or wage reductions for six months, 12 months, and then?

Rick O’Dell — Saia, Inc. — President and CEO

I guess we suspended the 401(k) match until performance improves and, really, we have the same issue with the salary and wage reduction, so there is no specific commitment on timeline.

What we’ve told our organization is we need to see some sustained improvement for several quarters and we would begin to restore the wages, and whether we do that in one step or have to do it in a series of steps depends on the performance.

David Ross - Stifel Nicolaus — Analyst

Understandable. And then, as you look at the profitability of the Company going through the quarter, tonnage was bad and pricing was bad for the industry. Was the market profitable? Had you taken enough costs out by March where you were sub-100 OR again?

Jim Darby - Saia, Inc. — VP-Finance and CFO

We really don’t break out individual months, David, but obviously, January and February are the most difficult months of the year and, typically, it will get better in March.

David Ross - Stifel Nicolaus — Analyst

Okay. Thank you very much.

Operator

Jason Seidl, Dahlman Rose & Co..

Jason Seidl - Dahlman Rose & Co. — Analyst

Thank you, Operator. Afternoon, guys. Hope all is well. Couple quick things: regarding the capital spending that was mentioned, did I hear that right? Is that $10 million for the full year or $10 million for the remainder of the year?

Rick O’Dell — Saia, Inc. — President and CEO

$10 million for the full year.

Jason Seidl - Dahlman Rose & Co. — Analyst

Now, I can’t believe that that’s a sustainable rate, that you’d have to kick that up next year. Is that correct?

Jim Darby - Saia, Inc. — VP-Finance and CFO

Obviously, it’s based on where we think the economy is going and with our current run-rate, we are really holding back on revenue equipment purchases.

At some point that needs to turn, but right now, we are confident with our average age of fleet and the fact that our line haul units are all under 5 years and with an average age of fleet of 3 years, so with the drop in tonnage, we’re really not seeing a huge increase in fleet needed at this point.

Rick O’Dell — Saia, Inc. — President and CEO

At a minimum, we’d have to buy some tractors, buy or lease some tractors. That’s a fair statement next year.

Jason Seidl - Dahlman Rose & Co. — Analyst

I appreciate that color. In regards to just general business trends, obviously you’re — if there was a big carrier out there that’s hurting, and I know you guys have been aggressive about trying to win some business. Can you talk a little bit about any business you guys might have won due to customers being a little concerned about the viability of some larger carriers out there?

Rick O’Dell — Saia, Inc. — President and CEO

Yes. Obviously, if you look at our tonnage compared to the other public companies that have reported, we have favorable comparisons to the industry overall.

And if you kind of look at the segments of that, I guess a couple of things in terms of what we’re doing regionally. We call it our Cincinnati region, which is the former Connection geography, is showing positive shipment growth, as well as the adjacent Midwest regions also are showing some growth.

And really, I think that shows that some of these less mature regions continue to grow as our brand strengthens there. We’ve also brought on some quality sales worth — resources that have come available in that area, as well as across our network.

And I guess the other thing that, if you look at it, in terms of the mix, our overnight business has gone from — it’s now 43.7% of our shipments. In last year’s same quarter, it was 47.9%.

Our two- and three-day business has gone — is now 45.5% of our business versus 41.7%. And our four- and five-day business changed a little bit. It’s now 10.8% versus 10.4%.

So what that would tell you is, obviously, the — we are gaining share in the — primarily in the two- to three-day business, but the short-haul market continues to be very weak, which I think is a reflection of fairly strong players there and the difficulty in the economy.

Jason Seidl - Dahlman Rose & Co. — Analyst

Okay. That’s good. Now, on — you mentioned all the pricing pressure. How much of the business that you guys had on a contractual side was re-priced in the first quarter?

Jim Darby - Saia, Inc. — VP-Finance and CFO

It’s ratable throughout the year.

Rick O’Dell — Saia, Inc. — President and CEO

It’s pretty ratable, I would say, on a normal basis, but the bid activity is up in this environment. I don’t have those statistics.

Jason Seidl - Dahlman Rose & Co. — Analyst

Okay. That’s fair enough.

Rick O’Dell — Saia, Inc. — President and CEO

Normally, the contract renewals would come across ratably, but I would say its up — I don’t have it quantified.

Jason Seidl - Dahlman Rose & Co. — Analyst

That’s what we’re hearing from a lot of the other carriers, Rick. And I guess my last question, and I’ll turn it over to somebody else, General Motors announced then. Obviously, it’s a big deal for them shutting down plants as it flows down through the supply chain.

Have you guys had a chance to sit down and discuss what sort of an impact that might have on you, at least in the near term, maybe the next quarter or two?

Rick O’Dell — Saia, Inc. — President and CEO

We have minimal exposure to the automotive industry. We are kind of fairly new to that upper Midwest geography, and the Connection had a fair amount of business there. I think we’ve discussed on previous calls, we (technical difficulty).

Jason Seidl - Dahlman Rose & Co. — Analyst

Okay. Gentlemen, I appreciate the time, as always. Thank you very much.

Operator

Art Hatfield, Morgan Keegan & Co. Inc..

Art Hatfield - Morgan Keegan & Co. Inc. — Analyst

Thank you. I actually have questions, not comments. Did you all mention what the, sequentially, what tonnage did in the first quarter? And if not, could you?

Jim Darby - Saia, Inc. — VP-Finance and CFO

Sure. We did cover that. LTL tonnage — adjusting out the couple of weak days we had in the comparison to last year with Good Friday, I would tell you January was down 6.5%. This is LTL tonnage, Art.

Art Hatfield - Morgan Keegan & Co. Inc. — Analyst

Right, right, no, I got that. (multiple speakers) Can you tell us how February did versus January and March versus February?

Jim Darby - Saia, Inc. — VP-Finance and CFO

We did — those are year-over-year comparisons I’ve given, and that’s really what we look at because there is, as you know, pretty strong seasonality as you go through the first quarter.

Rick O’Dell — Saia, Inc. — President and CEO

We can give you that offline. We don’t have those stats in front of us, but — .

Art Hatfield - Morgan Keegan & Co. Inc. — Analyst

(multiple speakers) Really, what I was trying to get at was did you see the traditional seasonality in Q1?

Rick O’Dell — Saia, Inc. — President and CEO

We saw — really, it was — absent the way the holidays fell, it was pretty consistent with last year, so to the extent that was traditional seasonality, I guess we saw it.

Art Hatfield - Morgan Keegan & Co. Inc. — Analyst

That’s fair. That’s all I needed. And then, going back to the comments you made about the costs, you said that the reductions on the 401(k) would save you $6 million a year.

Rick O’Dell — Saia, Inc. — President and CEO

Yes.

Art Hatfield - Morgan Keegan & Co. Inc. — Analyst

And then, the wages and salaries would be about $18 million. Does the $18 million include the job cuts?

Rick O’Dell — Saia, Inc. — President and CEO

No.

Art Hatfield - Morgan Keegan & Co. Inc. — Analyst

No. Do you have an incremental number for that?

Rick O’Dell — Saia, Inc. — President and CEO

They were pretty much in our run-rate. We did some additional reductions on March 1. But we — the three significant reductions in force we did were October 1, December 1, and March 1.

Art Hatfield - Morgan Keegan & Co. Inc. — Analyst

Okay, so the majority of that was in the first quarter run-rate?

Rick O’Dell — Saia, Inc. — President and CEO

Correct.

Jim Darby - Saia, Inc. — VP-Finance and CFO

Yes.

Art Hatfield - Morgan Keegan & Co. Inc. — Analyst

Got it. And so, the incremental $24 million that you talk about, does that kind of fall out? I guess it would fall out evenly throughout the year on a month-to-month basis?

Rick O’Dell — Saia, Inc. — President and CEO

Pretty much. I mean, the heavier seasonality would impact it somewhat, but I think that’s a fair way to look at that. Now remember, the 401(k) was done February 1, so there was two months of that. In the first quarter as well.

Art Hatfield - Morgan Keegan & Co. Inc. — Analyst

And two months of that and the wages were on what date?

Jim Darby - Saia, Inc. — VP-Finance and CFO

The wage change was effective April 1.

Rick O’Dell — Saia, Inc. — President and CEO

1 of April.

Art Hatfield - Morgan Keegan & Co. Inc. — Analyst

Okay. So roughly $4 million to $5 million incremental savings, is that ballpark? Maybe $4 million that, if you have had at the beginning of the first quarter, your operating losses would have been reduced by that amount?

Rick O’Dell — Saia, Inc. — President and CEO

It would be $4.5 million to $5 million, probably.

Art Hatfield - Morgan Keegan & Co. Inc. — Analyst

(multiple speakers) Great. That’s all I had. Thank you very much.

Operator

(Operator Instructions). Ed Wolfe, Wolfe Research.

Ed Wolfe - Wolfe Research — Analyst

Why is your truckload tonnage down so much more than the LTL? What’s the process that you go through and what are you seeing from customers that lead to that?

Rick O’Dell — Saia, Inc. — President and CEO

Most of our truckload tonnage comes from either real heavy LTL or [puff] load rates that are generally contractual, largely from national accounts. And we saw — we see that business down dramatically and I think it’s been that way for several quarters.

I think it’s a combination of the economy, as well as — I think as the truckload capacity becomes increasingly available, you got other people participating in that market that weren’t for a while.

Ed Wolfe - Wolfe Research — Analyst

So it’s the market kind of doing it more than you doing something intentionally?

Rick O’Dell — Saia, Inc. — President and CEO

Yes, we haven’t changed anything we have done.

Ed Wolfe - Wolfe Research — Analyst

Your LTL tonnage, while I’m sure you’re not thrilled with it, is probably better than anybody’s, at least the public guys, right now.

Rick O’Dell — Saia, Inc. — President and CEO

Right.

Ed Wolfe - Wolfe Research — Analyst

What do you attribute that market share to? Is it still the synergies between connecting the acquisitions from a year ago? Or is it something else that you are seeing in the marketplace?

Rick O’Dell — Saia, Inc. — President and CEO

Yes, I think the synergy revenue is a pretty big part of it. In areas where we weren’t mature, we are seeing gains there in what we would call our Chicago, Kansas City, and Cincinnati regions. That kind of gives you the general geography where we are seeing actual gains in shipment count.

The Southeast is particularly weak and then, as I commented, we are seeing a reduction in kind of our overnight shipments as a percentage of our total, and some of that two- and three-day market appears to be where we are gaining some share on a relative basis.

Ed Wolfe - Wolfe Research — Analyst

Would you attribute that to bigger losses at Yellow or is that hard to tell where that’s coming from?

Rick O’Dell — Saia, Inc. — President and CEO

I think its part of it. If you look at it overall, to me — I guess this is a general comment, we believe that the average customer is probably down 15% to 20%.

And so, if you look at where the carriers are in tonnage, you’ve got some people who are gaining share with less than that 15% range, and then you’ve got the Yellow companies that are down significantly.

Ed Wolfe - Wolfe Research — Analyst

Okay. On the cost side, other than what you’ve already laid out in the call, in terms of wage reductions and 401(k) matching and some of the productivity on the dock and other things you’ve talked about, and head cuts that are now fully in here, is there anything on the equipment side, whether there is terminals that you can restructure or equipment to take out, or do you want to have that equipment around in case of consolidation?

Rick O’Dell — Saia, Inc. — President and CEO

I would say we’re keeping a small amount of excess equipment. I think that’s prudent, like you said, in the case of industry consolidation, as well as with the age of our fleet increasing a little bit. It’s a fairly inexpensive way to have some back-up in capacity at this point in time because we are, for the most part, fully depreciated.

Ed Wolfe - Wolfe Research — Analyst

Your tonnage, your weight per shipment, has been down for a couple, three quarters now. And most of the other LTL guys, contrary to what you would think in a downturn, have actually shown weight per shipment up a little bit, LTL weight per shipment.

Just trying to understand. I remember you have a lot of mix changes as you were going through the acquisitions and such. What’s your sense of what’s going on with weight per shipment on a same-store basis with your customers right now? Is it getting smaller quickly? Or is it just mix that I’m looking through here?

Rick O’Dell — Saia, Inc. — President and CEO

We have such a diverse customer base, I think it’s really difficult, and I’m like you. I’ve tried to figure it out as well. And we haven’t been able to figure out exactly why some of the competitors are seeing some different trends than we are, and we think ours is more what you expect in this market.

Some people are tending to counter that in some way, shape, or form.

Ed Wolfe - Wolfe Research — Analyst

Jim, can you give us a sense of any debt that’s coming due in the next year or two?

Jim Darby - Saia, Inc. — VP-Finance and CFO

We have another scheduled payment with Prudential end of the year. We paid down a bunch during the quarter, as you can see. And then, it’s just pretty much scheduled payments out from that.

Ed Wolfe - Wolfe Research — Analyst

So what is scheduled on December 31?

Jim Darby - Saia, Inc. — VP-Finance and CFO

8.5 — $8.75 million.

Ed Wolfe - Wolfe Research — Analyst

And then, what (technical difficulty) one after that?

Jim Darby - Saia, Inc. — VP-Finance and CFO

And then after that, it would be the scheduled Pru payments that are pretty — twice a year.

Ed Wolfe - Wolfe Research — Analyst

And how much are they?

Rick O’Dell — Saia, Inc. — President and CEO

Same amount.

Jim Darby - Saia, Inc. — VP-Finance and CFO

Same amount.

Ed Wolfe - Wolfe Research — Analyst

So it’s like June 30, December 31?

Jim Darby - Saia, Inc. — VP-Finance and CFO

That would be right.

Ed Wolfe - Wolfe Research — Analyst

Rick, when you think about the potential, and everybody on these calls has been talking to this a bit, the potential of such a large competitor like Yellow that’s out there, as once being part of a subsidiary with them, are there any advantages that you have to know the customers or to know where that freight is, do you think that — could be better positioned should consolidation occur in the market?

Rick O’Dell — Saia, Inc. — President and CEO

No. We were always operated separately and never shared customer data or whatnot.

Ed Wolfe - Wolfe Research — Analyst

I appreciate that honesty. Thanks for the time, guys. Appreciate it.

Operator

Thom Albrecht, Stephens Inc.

Thom Albrecht - Stephens Inc. — Analyst

Just on the subject of debt for a little bit longer, I believe that your debt to EBITDA was about 2.9 at the end of the quarter. Your covenant is about 3.25. A couple of questions.

Number one, is there a step-down provision in that covenant later in the calendar year or early 2010? And then, secondly, have you already had some discussions to potentially modify that covenant?

Jim Darby - Saia, Inc. — VP-Finance and CFO

I can tell you we are in compliance with our debt covenants at this point. There is no step-down provision that’s built-in. As you can see, we’ve been trying to manage our balance sheet down, holding back on Cap-Ex, and paying down a significant amount of debt.

If this environment continues for an extended period of time, then we could have issues with our debt covenants, but we have a good relationship with our banks. We have been talking to them. We send them projections and we are confident that if we need debt covenant relief that we would be able to get it, but that’s only if and when it becomes necessary.

Thom Albrecht - Stephens Inc. — Analyst

And who is principal bank leader?

Jim Darby - Saia, Inc. — VP-Finance and CFO

Lead bank is Bank of Oklahoma.

Thom Albrecht - Stephens Inc. — Analyst

That’s right.

Jim Darby - Saia, Inc. — VP-Finance and CFO

And then, we have four other strong banks. And I would tell you most of them have a substantial transportation business and they understand the cyclicality of it, luckily.

Thom Albrecht - Stephens Inc. — Analyst

Right. Obviously, you paid down $20 million of debt in the quarter. Aside from what to do with Prudential at the end of the year, do you anticipate paying down debt between now and December?

Jim Darby - Saia, Inc. — VP-Finance and CFO

We are out of the revolver. It’s potential we could reduce debt slightly with an accelerated payment, but we will just have to manage that as we go forward.

Thom Albrecht - Stephens Inc. — Analyst

Okay. I’m not trying to be negative here, but you’ve only got about 10% leeway, if that 2.9 times figure that you are currently at is correct. I was just a little surprised to hear that maybe you already haven’t had at least open-door discussions in the event that — I mean, you could get to 3.25 quickly in this environment.

Jim Darby - Saia, Inc. — VP-Finance and CFO

No, we’ve had discussions with our bank. We talked with them every quarter and we give them the projections. And we show them where our numbers are trending and if we need to get some relief, we’ll — we are talking with them.

Thom Albrecht - Stephens Inc. — Analyst

Okay.

Rick O’Dell — Saia, Inc. — President and CEO

Thom, as you know, we’ve talked about it a little bit. We’ve been tight for a while. And I think you guys could assume that if we don’t see some improvement in the environment, that — we will get some — we will negotiate some debt covenant relief.

Thom Albrecht - Stephens Inc. — Analyst

I hear you. Okay. I think that’s all I had. Thank you.

Operator

At this time, there are no further questions in queue.

Rick O’Dell — Saia, Inc. — President and CEO

Great. Thank you for your interest in Saia. We appreciate it.

Operator

This concludes today’s conference call. You may now disconnect and thank you for using the conferencing services.